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                                          Exhibit 9(a)

                                     NOTICE

                     TO HOLDERS OF VIANET TECHNOLOGIES, INC.
                     CLASS A COMMON SHARE PURCHASE WARRANTS
                     CLASS B COMMON SHARE PURCHASE WARRANTS
                     CLASS C COMMON SHARE PURCHASE WARRANTS

                                                                October 20, 2000


         In compliance with Rule 13E-4 of the Securities Exchange Act of 1934, as amended, the board of directors of Vianet Technologies Inc. ("the Company"), is offering to the holders of the class A, B, and C common stock purchase warrants of the Company, either currently outstanding or issuable upon exercise of outstanding warrants, to (a) reduce the exercise price of 100% of the class A common stock purchase warrants from $1.53 to $0.01, and to reduce the exercise price of 50% of the class B common stock purchase warrants from $1.91 to $0.01; in consideration of (b) the holders of the class A, B, and C common stock purchase warrants (the "Warrants") agreeing to (i) exercise 100% of the reduced price class A and B common stock purchase warrants, and (ii) cancel the remaining class B and C common stock purchase warrants which they currently hold or may acquire. The Warrants were initially issued in a private placement as parts of Units consisting of common stock and Warrants. The election period for this offering expires on November 12, 2000 (the "Expiration Date"), which date may be extended up to an additional 30 days by the Company at its sole discretion and in compliance with applicable securities laws. The class A, B and C stock purchase warrants that are the subject of this tender offer constitutes all of the class A, B and C stock purchase warrants that are issued and outstanding or issuable upon exercise of outstanding warrants. In addition, 50% of the shares of common stock to be issued upon the exercise of the reduced price class A and B common stock purchase warrants shall be freely tradeable at such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission and the 50% balance of such shares of common stock shall be subject to a lock-up expiring on the earlier of (i) one hundred twenty (120) days after the date of issuance of such shares, or (ii) sixty (60) days after the effectiveness of any registration statement covering the resale of any shares sold in a private placement offering conducted by the Company after the date hereof.

         Concurrently with the tender of Warrants, each Warrant holder must tender the full exercise price for the class A and B warrants which are not cancelled in connection with this offer (the "Exercise Price"). Such funds, together with the certificates for class A and B warrants will be held in escrow until such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission ("SEC"). Once the registration statement is declared effective, the Company will deliver to each Warrant holder certificates representing the shares of common stock issuable upon exercise of the class A and class B warrants.

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         The following provides a detailed illustration on the effects of this tender offer based on the purchase of one Unit sold in the Company's private placements offerings.

         What you bought in the Company's private placements.

         Each Unit sold in the Company's private placement offerings originally consisted of an aggregate of 66,666 shares of common stock and 66,666 class A, B and C common stock purchase warrants, respectively, to purchase shares of common stock. The purchase price for the Units sold in the Company's private placement offerings was $100,000 per Unit, and the exercise prices of the class A, B and C common stock purchase warrants were originally $2.00, $2.50 and $3.00, respectively.

         What you currently have as adjusted.

         Subsequent to the completion of the private placement offerings, each Unit was adjusted in accordance with the terms and conditions thereof, and as a result, each Unit currently consists of an aggregate of 83,978 shares of common stock and 69,998 class A, B and C common stock purchase warrants, respectively, to purchase shares of common stock. Furthermore, the exercise prices of the class A, B and C warrants have been adjusted to $1.53, $1.91 and $2.19, respectively.

         What you will have if you participate in this tender offer.

         By accepting this offer and exercising the reduced price class A and B common stock purchase warrants, each investor who purchased one Unit in the Company's private placement offerings will receive an aggregate of 104,997 shares of common stock (in addition to the 83,978 shares of common stock which they currently have) in consideration of the payment of $1,049.97 for the exercise price, thereby resulting in the investor receiving an aggregate of 188,975 shares of common stock per Unit, at an aggregate cost of $101,049.97 per Unit, or approximately $0.53 per share.

         What type of lock-up you will have if you participate in this tender offer.

         Each investor who purchased one Unit in the Company's private placement offerings is currently free to sell 34,332 shares out of 83,978 shares of common stock. The Company intends to file another registration statement to that will allow the investor to sell an additional 7,656 shares of common stock. The lock-up on the balance of 41,988 shares will expire on January 31, 2001 if you invested in the private placement managed by Aegis or February 10, 2001 if you invested in the private placement managed by Donald & Co. With respect to the shares of common stock to be issued to investors participating in this tender offer, each investor who originally purchased one Unit, will be able to sell 52,499


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         shares of common stock at such time as a registration covering the sale of the common stock underlying the class A and B warrants is declared effective by the Securities and Exchange Commission, with a lock-up on the balance of 52,498 shares of common stock expiring on the earlier of
         (i) on one hundred and twenty (120) days after the date of issuance of such shares, or (ii) sixty (60) days after the effectiveness of any registration statement covering the resale of any shares sold in a private placement offering conducted by the Company after the date hereof.

         Any holder of the Company's Warrants who tenders such Warrants on or after October 20, 2000 and before the Expiration Date, may withdraw its tender of such Warrants for exercise at anytime prior to 5:00 p.m. EDT on November 12, 2000, which date may be extended up to an additional 30 days by the Company at its sole discretion and in compliance with applicable securities laws. Upon any such withdrawal, the Company shall forthwith return to the holder the Exercise Price and the Warrants tendered.

         Enclosed with this notice are copies of the Company's Schedule 13E-4, and registration statement on Form S-1 (SEC File Number 333-30362), which was declared effective by the SEC on Monday, August 28, 2000.

         Please use the attached form when tendering and exercising your Warrants.


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                            VIANET TECHNOLOGIES, INC.
                                83 Mercer Street
                               New York, NY 10012
                                 (212)-219-7680

                                  ELECTION FORM

         I,______________________________________, hereby agree to tender
                           Name
_______________________ class A, B and C warrants of Vianet Technologies, Inc number of each warrant
(the "Company"), to the Company. I understand that upon such tender and acceptance by the Company (i) fifty percent (50%) of my class B warrants and all of my class C warrants will be cancelled, and (ii) the exercise price of my class A warrants and the balance of my class B warrants will be reduced to $.01 per share. I further agree to tender the exercise price for my class A warrants and remaining class B warrants and hereby exercise such warrants, subject to effectiveness of a registration statement covering the sale of such securities.

         I enclose:

         (i)  a check for $_____, payable to [    ] to cover this purchase; and
         (ii) certificates representing all of my class A, B and C warrants.

BY EXECUTING THIS ELECTION FORM AND/OR PARTICIPATING IN THIS TENDER OFFER, EACH INVESTOR SHALL BE DEEMED TO HAVE RELEASED ANY AND ALL RIGHTS OR CLAIMS AGAINST VIANET TECHNOLOGIES INC., THAT SUCH INVESTOR MAY POSSESS, FROM OR IN ANY WAY RELATED TO THE PURCHASE OF SECURITIES IN THE 1999 PRIVATE PLACEMENTS BY VIANET TECHNOLOGIES INC.

------------------------------
Signature
(Note:  signature must be identical to name in which Warrants are issued)


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Date

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(1)  Original Warrants must accompany the Election Form.

(2) This election form may be hand delivered or faxed to Vianet Technologies, Inc. at (972) 608-0780, Attn: Peter Leighton. If faxed, your payment and original Warrant certificates must be received at Vianet Technologies, Inc.within 5 days of the faxing of this form.